UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 27, 2006

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 683-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

(b)           In a press release dated November 27, 2006, AXT, Inc. (the “Company”) announced that Dr. Morris S. Young has elected to retire as Chief Technology Officer, effective December 31, 2006.  Dr. Young will continue to consult with AXT and its Chief Executive Officer as needed, and will remain as a member of the board of directors.

(e)           The Company previously entered into an Agreement Respecting Separation Payment (the “Severance Agreement”) with Dr. Young, dated as of March 29, 2005 and filed as Exhibit 99.1 to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 30, 2005.  According to the terms of the Severance Agreement, and as set forth in the General Release of Claims entered into between the Company and Dr. Young, Dr. Young will receive a separation bonus in the gross amount of two times his salary as a result of the termination of his employment.   In addition, the Company has agreed to pay to Dr. Young the amount of $7,500.00 per month, through June 30, 2008, in return for Dr. Young’s agreement to remain available to consult with the Company at reasonable times and places on technical and other issues as to which his knowledge and experience could be of value to the Company.

A copy of the associated press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01. Other Items.

The Company also announced that on November 22, 2006, a People’s Republic of China (PRC) government release (Release No. 82 from the Ministry of Commerce, the General Administration of Customs and the National Environmental Protection Bureau) took effect that modifies an earlier PRC government release (Release No. 139 of the Ministry of Finance, the Development and Reform Commission, the Ministry of Commerce, the General Administration of Customs and the State Tax Bureau issued September 14, 2006) regarding the imposition of customs duties on, and a reduction or elimination of refunds of value-added taxes that companies pay when they purchase, certain raw materials, including gallium and arsenic.  The cumulative effect of the two releases is that the Company’s PRC joint venture companies will no longer receive a refund of value-added tax for exports of gallium or arsenic, including certain shipments to the Company’s wholly-owned PRC subsidiary that are treated as exports under PRC tax regulations.  However, the Company’s PRC joint venture companies sell only a portion of their gallium in transactions that are considered exports, and none of those PRC joint venture companies currently exports arsenic.  Therefore, after having conducted further analysis on its consolidated financial results, which include a portion of the financial impact of these releases on the Company’s PRC joint venture companies, the Company believes that its consolidated financial results will not be materially affected.

A copy of the associated press release is attached hereto as Exhibit 99.1 and incorporated herein by reference, including information regarding forward looking statements contained therein and certain risks and uncertainties associated with such forward looking statements.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1                           Press release dated November 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: November 27, 2006	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 27, 2006.